EXHIBIT 10.1
AMENDMENT TO
SEVERANCE AGREEMENT
AND
CHANGE IN CONTROL AGREEMENT
WHEREAS, Pioneer Natural Resources Company (the “Parent“), Pioneer Natural Resources USA, Inc. (the “Employer”) and the employee whose name appears on the signature page of this Amendment (the “Employee”) have previously entered into a Severance Agreement (the “Severance Agreement”) which provides the Employee with certain benefits in the event the Employee’s employment is terminated in certain circumstances prior to the occurrence of a change in control;
WHEREAS, the Parent and the Employee have previously entered into a Change in Control Agreement (the “Change in Control Agreement,” and, together with the Severance Agreement, the “Agreements”) which provides the Employee with certain benefits in the event the Employee’s employment is terminated in certain circumstances following the occurrence of a change in control;
WHEREAS, the parties desire to enter into this Amendment to clarify and, to the extent necessary, modify, the Agreements as provided herein;
NOW, THEREFORE, each of the Agreements is amended and modified to provide that nothing in the Agreements, or in any other agreement or arrangement between or among the Employee and the Parent and/or the Employer or any other subsidiary of the Parent, shall prevent or restrict in any way (i) the Employee from exercising any rights that cannot be lawfully waived or restricted, (ii) the Employee from testifying at a hearing, deposition, or in court in response to a lawful subpoena or (iii) the Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the United States Department of Justice, Congress, any agency Inspector General or any other federal, state or local governmental agency or commission (“Government Agencies”). Further, neither Agreement, nor any other agreement between or among the Employee and the Parent and/or the Employer or any other subsidiary of the Parent, shall prevent or restrict in any way (i) the Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Parent or the Employer, or (ii) the right of the Employee to receive an award from a Government Agency for information provided to any Government Agencies.
IN WITNESS WHEREOF, the parties hereunder have caused this Amendment to be executed as of May 17, 2017.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Teresa A. Fairbrook
Name: Teresa A. Fairbrook
Title: Vice President and Chief Human Resources Officer

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Teresa A. Fairbrook
Name: Teresa A. Fairbrook
Title: Vice President and Chief Human Resources Officer

EMPLOYEE

Name: